Exhibit 23.4

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS

The undersigned, Snowden Mining Industry Consultants, hereby states as follows:

Our firm assisted with technical studies (collectively, the “Technical Studies”), concerning mineralized material contained in the Maverick Springs property (study completed in 2004), Mountain View property (study completed in 2002) and Paredones Amarillos property (study completed in 2002), for Vista Gold Corp. (the “Company”), portions of which are summarized under the captions “Item 2. Properties — Maverick Springs — Geology”; “Item 2. Properties — Mountain View — Geology”; and “Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as amended by Amendment No. 1 thereto (as so amended, the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Snowden Mining Industry Consultants

By:	/s/ Andrew F. Ross
Name:	Andrew F. Ross, P. Geo.
Title:	General Manager

August 16, 2006